Exhibit 99.1

SHURGARD STORAGE CENTERS, INC.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 22, 2006

PROXY VOTING INSTRUCTIONS

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call. When you call, follow the automated instructions.

- OR -

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided if you are not submitting a proxy via telephone.

THE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors Recommends a Vote “FOR” this proposal.

1.      To approve the Agreement and Plan of Merger, dated as of March 6, 2006, by and among Shurgard Storage Centers, Inc., Public Storage, Inc. and ASKL Sub LLC, an indirect subsidiary of Public Storage, Inc., and the transactions contemplated by the merger agreement, including the merger of Shurgard Storage Centers, Inc. with and into ASKL Sub LLC, on the terms and subject to the conditions contained in the merger agreement, and the exchange of each outstanding share of Shurgard common stock for the right to receive 0.82 shares of Public Storage common stock.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to act upon such other business as may properly come before the Special Meeting of Shareholders or any adjournment or postponement of the meeting.

Please mark here if you plan to attend the Special Meeting of Shareholders ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign EXACTLY as your name(s) appear(s) on your stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SHURGARD STORAGE CENTERS, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 22, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David K. Grant and Jane A. Orenstein, and each of them, as proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock, of Shurgard Storage Centers, Inc. held of record by the undersigned on June 23, 2006, at the Special Meeting of Shareholders to be held at 9:00 a.m. (PDT), on Tuesday, August 22, 2006, at the Bell Harbor International Conference Center, Pier 66, 2211 Alaskan Way, Seattle, Washington or any adjournment or postponement thereof. The undersigned acknowledges receipt, prior to the execution of this proxy, of the Joint Proxy Statement/Prospectus relating to the Special Meeting of Shareholders and the Notice of Special Meeting accompanying it. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)